EXHIBIT 31.2

CERTIFICATION

I, Bernard G. Dvorak, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-Q/A of On Command Corporation (this “Amendment”); and

2.	Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment.

Date: October 24, 2003	By:	/s/ Bernard G. Dvorak

	Name:	Bernard G. Dvorak
	Title:	Senior Vice President, Chief Financial Officer
and Treasurer (Principal Accounting and
Financial Officer)